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December 23, 2024

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Blackboxstocks Inc.'s Form 8-K dated December 20, 2024, and have the following comments:

1. We agree with the statements made in the first through third paragraphs.

2. We have no basis on which to agree or disagree with the statements in the fourth paragraph.

Yours truly,

/s/ Turner, Stone & Company, L.L.P.

Turner, Stone & Company, L.L.P.
Accountants and Consultants
12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone:972-239-1660/Facsimile: 972-239-1665
Toll Free: 877-853-4195
Web site: turnerstone.com